Exhibit 3.5

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 01:00 PM 12/10/2002
020756479 - 3600153

                          CERTIFICATE OF INCORPORATION
                                       OF
                              BMS DISTRIBUTING, INC.

                                   ARTICLE I

      The name of the corporation is BMS Distributing, Inc. (hereinafter called the ("Corporation").

                                   ARTICLE II

      The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, 19801 and the name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

      The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

      The  capital   stock   authorized,   the  par  value   thereof,   and  the
characteristics of such stock shall be as follows:

      Number of Shares              Par Value               Class of
      Authorized                    Per Share               Stock
      ----------------              ---------               --------
      3,000                         $0.001                  Common

                                   ARTICLE V

      The name of the Incorporator is David Barkus and the address of the Incorporator is c/o Greenberg Traurig, P.A., 1221 Brickell Avenue, 21st Floor, Miami, Florida 33131.

                                   ARTICLE VI

      The Board of Directors of the Corporation shall consist of at least one director, with the exact number to be fixed from time to time in the manner provided in the Corporation's Bylaws, who will serve as the Corporation's director until successors are duly elected and qualified.

                                  ARTICLE VII

      No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under ss.174 of the Delaware General Corporation Law, or
(iv) for any transaction from which the director derived an improper personal benefit. It is the intent that this provision be interpreted to provide the maximum protection against liability afforded to directors under the Delaware General Corporation Law in existence either now or hereafter.

                                  ARTICLE VIII

      This Corporation shall indemnify and shall advance expenses on behalf of its officers and directors to the fullest extent permitted by law in existence either now or hereafter.

                                   ARTICLE IX


      The directors of the Corporation shall have the power to adopt, amend or repeal the bylaws of the Corporation.

      IN WITNESS WHEREOF, the undersigned, being the Incorporator named above, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, has signed this Certificate of Incorporation this 1Oth day of December, 2002.


                                                /s/ David Barkus
                                                ---------------------------
                                                David A. Barkus, Incorporator

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:30 PM 12/11/2002
020762981 - 3600153

                          CERTIFICATE OF CORRECTION OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                             BMS DISTRIBUTING, INC.

--------------------------------------------------------------------------------

      It is hereby certified that:

      1. The name of the corporation (hereinafter called the "Corporation"} is BMS DISTRIBUTING, INC.

      2.    The  Certificate   of   Incorporation   of  the   Corporation   (the
"Certificate"), which was filed by the Secretary of the State of Delaware on December 10, 2002, is hereby corrected.

      3. The inaccurate portion of the Certificate to be corrected is as follows.

                                    ARTICLE I

            The name of the corporation is BMS Distributing, Inc. (hereinafter called the "Corporation").

      4.    The portion of the Certificate in corrected form is as follows:

                                    ARTICLE I

            The name of the corporation is BMS Distributing Corp. (hereinafter called the "Corporation").



      IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed by its incorporator, this 11th day of December, 2002.


                                                /s/ David Barkus
                                                ---------------------------
                                                David A. Barkus, Incorporator